Schedule A

Trusts and Portfolios Covered by the Amended and Restated Sub-Advisory Agreement

between

Fidelity Management & Research Company LLC

and

FMR Investment Management (UK) Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LLC	Fidelity Communication Services Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LLC	Fidelity Consumer Discretionary Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LLC	Fidelity Consumer Staples Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LLC	Fidelity Emerging Markets Equity Central Fund	Equity	09/17/2008
Fidelity Central Investment Portfolios LLC	Fidelity Energy Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LLC	Fidelity Financials Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LLC	Fidelity Floating Rate Central Fund	High Income	07/17/2008
Fidelity Central Investment Portfolios LLC	Fidelity Health Care Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LLC	Fidelity High Income Central Fund	High Income	07/17/2008
Fidelity Central Investment Portfolios LLC	Fidelity Industrials Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LLC	Fidelity Information Technology Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LLC	Fidelity International Equity Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LLC	Fidelity Materials Central Fund	Equity	07/17/2008
Fidelity Central Investment Portfolios LLC	Fidelity Real Estate Equity Central Fund	Equity	09/17/2014
Fidelity Central Investment Portfolios LLC	Fidelity Specialized High Income Central Fund	High Income	07/17/2008
Fidelity Central Investment Portfolios LLC	Fidelity Utilities Central Fund	Equity	07/17/2008

Fidelity Management & Research Company LLC	FMR Investment Management (UK) Limited

By:     /s/Christopher J. Rimmer

By:

/s/Mark D. Flaherty

Name:

Christopher J. Rimmer

Name:

Mark D. Flaherty

Title:

Treasurer

Title:

Director